                                                                      Exhibit 99



 SUPPLEMENTAL CONSOLIDATED INCOME STATEMENTS
 First American Corporation and Subsidiaries

                                                                                   Year Ended December 31
                                                                     ---------------------------------------------
 (dollars in thousands except per share amounts)                           1994             1993             1992
------------------------------------------------------------------------------------------------------------------
 INTEREST INCOME
      Interest and fees on loans                                        $373,163         $322,151         $331,077
      Interest and dividends on securities                               129,510          145,486          140,837
      Interest on Federal funds sold and securities purchased
          under agreements to resell                                       3,108            4,904            9,998
      Interest on time deposits with other banks and other
          interest                                                         1,255            1,791            6,925
------------------------------------------------------------------------------------------------------------------
          Total interest income                                          507,036          474,332          488,837
------------------------------------------------------------------------------------------------------------------
 INTEREST EXPENSE
      Interest on deposits:
          NOW accounts                                                    17,477           16,476           18,657
          Money market accounts                                           57,695           47,249           48,327
          Regular savings                                                 12,126           12,897           14,283
          Certificates of deposit under $100,000                          52,817           56,801           78,714
          Certificates of deposit $100,000 and over                       16,943           14,864           20,302
          Other time and foreign                                          16,147           17,460           21,898
------------------------------------------------------------------------------------------------------------------
              Total interest on deposits                                 173,205          165,747          202,181
------------------------------------------------------------------------------------------------------------------
      Interest on short-term borrowings                                   28,529           17,100           17,083
      Interest on long-term debt (note 9)                                  7,060            4,285            1,376
------------------------------------------------------------------------------------------------------------------
          Total interest expense                                         208,794          187,132          220,640
------------------------------------------------------------------------------------------------------------------
 NET INTEREST INCOME                                                     298,242          287,200          268,197
 Provision for loan losses (note 5)                                       (9,919)         (41,405)          39,249
------------------------------------------------------------------------------------------------------------------
          Net interest income after provision for loan losses            308,161          328,605          228,948
 NON-INTEREST INCOME
      Service charges on deposit accounts                                 43,605           40,250           37,973
      Commissions and fees on fiduciary activities                        16,252           15,364           14,793
      Investment services income                                           6,962            7,667            1,569
      Merchant discount fees                                               2,834            2,321            2,191
      Trading account revenue                                              2,201            2,493            2,435
      Net loss on sales of securities available for
          sale (note 4)                                                   (9,997)          (2,028)          (2,722)
      Other income                                                        25,741           22,861           21,086
------------------------------------------------------------------------------------------------------------------
          Total non-interest income                                       87,598           88,928           77,325
------------------------------------------------------------------------------------------------------------------
 NON-INTEREST EXPENSE
      Salaries and employee benefits                                     135,616          123,061          114,177
      Net occupancy expense (note 6)                                      21,556           22,930           21,980
      Equipment expense                                                   15,094           14,679           12,896
      FDIC insurance expense                                              13,607           13,921           12,948
      Systems and processing expense (note 6)                              9,856           14,959           14,532
      Contribution to First American Foundation (note 11)                  -               10,000            -
      Communication expense                                                8,557            7,418            7,607
      Marketing expense                                                    8,363            6,856            4,878
      Supplies expense                                                     5,632            4,704            5,540
      Foreclosed properties expense (income), net                         (5,732)          (2,211)          10,987
      Other expenses                                                      28,604           32,459           34,554
------------------------------------------------------------------------------------------------------------------
          Total non-interest expense                                     241,153          248,776          240,099
------------------------------------------------------------------------------------------------------------------
 INCOME BEFORE INCOME TAX EXPENSE AND CUMULATIVE EFFECT OF
      CHANGES IN ACCOUNTING PRINCIPLES                                   154,606          168,757           66,174
 Income tax expense (note 12)                                             57,404           61,348           20,021
------------------------------------------------------------------------------------------------------------------
 INCOME BEFORE CUMULATIVE EFFECT OF CHANGES IN ACCOUNTING
      PRINCIPLES                                                          97,202          107,409           46,153
 Cumulative effect of changes in accounting principles,
      net of tax (note 13)                                                 -                  (84)           -
------------------------------------------------------------------------------------------------------------------
 NET INCOME                                                             $ 97,202         $107,325         $ 46,153
==================================================================================================================
 PER COMMON SHARE:
      Income before cumulative effect of changes in
          accounting principles and net income (note 1)                 $   3.39         $   3.79         $   1.76
      Dividends declared                                                     .88              .55              .20
==================================================================================================================
 WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                               28,670           28,355           26,509
==================================================================================================================

See accompanying notes to supplemental consolidated financial statements.


                                     99-1

SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
First American Corporation and Subsidiaries

                                                                                               December 31
                                                                                  --------------------------------
 (dollars in thousands)                                                                  1994               1993
------------------------------------------------------------------------------------------------------------------
 ASSETS
      Cash and due from banks (note 3)                                               $  513,916         $  515,122
      Time deposits with other banks                                                      3,855              2,195
      Securities (note 4):
          Held to maturity (market value $1,559,241 and $823,492, respectively)       1,643,867            807,096
          Available for sale (amortized cost $710,960 and $1,360,524,
          respectively)                                                                 689,464          1,396,612
------------------------------------------------------------------------------------------------------------------
               Total securities                                                       2,333,331          2,203,708
------------------------------------------------------------------------------------------------------------------
      Federal funds sold and securities purchased under agreements to resell             28,134            153,860
      Trading account securities                                                          8,617             12,263
      Loans (note 5):
          Commercial                                                                  2,289,552          1,960,057
          Consumer--amortizing mortgages                                              1,385,081          1,295,307
          Consumer--other                                                             1,055,943            983,467
          Real estate--construction                                                     134,513            112,353
          Real estate--commercial mortgages and other                                   316,242            330,983
------------------------------------------------------------------------------------------------------------------
               Total loans                                                            5,181,331          4,682,167
          Unearned discount and net deferred loan fees                                    9,365             12,596
------------------------------------------------------------------------------------------------------------------
               Loans, net of unearned discount and net deferred loan fees             5,171,966          4,669,571
          Allowance for possible loan losses                                            129,436            136,512
------------------------------------------------------------------------------------------------------------------
               Total net loans                                                        5,042,530          4,533,059
------------------------------------------------------------------------------------------------------------------
      Premises and equipment, net (note 6)                                              111,075            109,320
      Foreclosed properties                                                              10,091             19,506
      Other assets (notes 7 and 12)                                                     227,178            158,748
------------------------------------------------------------------------------------------------------------------
               TOTAL ASSETS                                                          $8,278,727         $7,707,781
==================================================================================================================

 LIABILITIES
      Deposits:
          Demand (non-interest-bearing)                                              $1,252,136         $1,240,543
          NOW accounts                                                                  868,000            873,711
          Money market accounts                                                       1,611,794          1,462,839
          Regular savings                                                               472,188            511,059
          Certificates of deposit under $100,000                                      1,342,621          1,372,941
          Certificates of deposit $100,000 and over                                     393,301            330,252
          Other time                                                                    307,439            327,231
          Foreign                                                                        60,300             31,975
------------------------------------------------------------------------------------------------------------------
               Total deposits                                                         6,307,779          6,150,551
------------------------------------------------------------------------------------------------------------------
      Short-term borrowings (note 8)                                                    929,840            756,763
      Long-term debt (note 9)                                                           271,473             77,053
      Other liabilities (note 10)                                                       101,962             99,852
------------------------------------------------------------------------------------------------------------------
               TOTAL LIABILITIES                                                      7,611,054          7,084,219
------------------------------------------------------------------------------------------------------------------
 Commitments and contingent liabilities (notes 6, 10, 15, and 16)

 SHAREHOLDERS' EQUITY (NOTES 4, 9, 10, 14, AND 16)
      Preferred stock, without par value; authorized 2,500,000 shares                     -                  -
      Common stock, $5 par value; authorized 50,000,000 shares; issued:
          28,725,069 shares at December 31, 1994; 27,914,514 shares at
          December 31, 1993                                                             143,625            139,574
      Capital surplus                                                                   130,933            128,195
      Retained earnings                                                                 409,638            336,648
      Deferred compensation on restricted stock                                          (2,161)            (1,851)
      Employee stock ownership plan obligation                                             (781)            (1,053)
------------------------------------------------------------------------------------------------------------------
          Realized shareholders' equity                                                 681,254            601,513
      Net unrealized gains (losses) on securities available for sale, net of tax
      (note 4)                                                                          (13,581)            22,049
------------------------------------------------------------------------------------------------------------------
               TOTAL SHAREHOLDERS' EQUITY                                               667,673            623,562
------------------------------------------------------------------------------------------------------------------
               TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                            $8,278,727         $7,707,781
==================================================================================================================

See accompanying notes to supplemental consolidated financial statements.



                                     99-2

 SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY First American Corporation and Subsidiaries



                                                                                                            Net
                                                                                                         Unrealized
                                                                                                            Gains
                                                                                                          (Losses)
                                                                            Deferred    Employee             on
                                                                          Compensation   Stock            Securities
                                                                               on       Ownership         Available
(dollars in thousands except per share       Common   Capital  Retained    Restricted     Plan               for
 amounts)                                    Stock    Surplus  Earnings       Stock     Obligation  Other   Sale     Total
 ---------------------------------------------------------------------------------------------------------------------------
 BALANCE, DECEMBER 31, 1991                 $116,976  $ 79,907  $205,602    $   (653)   $ -       $  (185) $ -      $401,647
 Issuance of 3,225,842 common shares in
     connection with public stock
     offerings (note 14)                      16,130    40,719     -          -           -        -         -        56,849
 Issuance of 342,945 common shares in
     connection with Employee Benefit and
     Dividend Reinvestment Plans (note 10)     1,714     3,073     -          -           -        -         -         4,787
 Issuance of 35,600 shares of restricted
     common stock (note 10)                      178       632     -            (810)     -        -         -         -
 Amortization of deferred compensation on
     restricted stock (note 10)                -         -         -             390      -        -         -           390
 Employee Stock Ownership Plan obligation
     (note 10)                                 -         -         -          -          (1,173)   -         -        (1,173)
 Net income, 1992                              -         -        46,153      -           -        -         -        46,153
 Cash dividends declared ($.20 per common
     share)                                    -         -        (4,939)     -           -        -         -        (4,939)
 Other                                         -         -        -           -           -          185     -           185
----------------------------------------------------------------------------------------------------------------------------
 BALANCE, DECEMBER 31, 1992                  134,998   124,331   246,816      (1,073)    (1,173)   -         -       503,899
----------------------------------------------------------------------------------------------------------------------------
 Issuance of 225,863 common shares in
     connection with Employee Benefit
     Plan, net of discount on Dividend
     Reinvestment Plan (note 10)               1,130     2,740    -           -           -        -                   3,870
 Issuance of 47,000 shares of restricted
      common stock (note 10)                     235       984    -           (1,219)     -        -         -         -
 Amortization of deferred compensation on
      restricted stock (note 10)               -         -        -              581      -        -         -           581
 Reduction in Employee Stock Ownership Plan
     obligation (note 10)                      -         -        -            -            120    -         -           120
 Three-for-two stock split of pooled
     company                                   3,211     -        (3,211)      -          -        -         -        -
 Net income, 1993                              -         -       107,325       -          -        -         -       107,325
 Cash dividends declared ($.55 per common
     share)                                    -         -       (14,282)      -          -        -         -       (14,282)
 Net unrealized gains on securities
     available for sale, net of tax
     (note 4)                                  -         -         -           -          -        -        22,049    22,049
 Other                                         -           140     -            (140)     -        -         -         -
----------------------------------------------------------------------------------------------------------------------------
 BALANCE, DECEMBER 31, 1993                  139,574   128,195   336,648      (1,851)    (1,053)   -        22,049   623,562
----------------------------------------------------------------------------------------------------------------------------
 Issuance of 112,582 common shares in
 connection with
     Employee Benefit Plan, net of discount
     on Dividend Reinvestment Plan (note
     10)                                         562     1,338    -            -          -        -         -         1,900
 Issuance of 48,289 shares of restricted
     common stock (note 10)                      241     1,272    -           (1,425)     -        -         -            88
 Amortization of deferred compensation on
      restricted stock (note 10)               -         -        -            1,014      -        -         -         1,014
 Reduction in Employee Stock Ownership Plan
     obligation (note 10)                      -         -        -            -            212    -         -           212
 Four-for-three stock split of pooled
     company                                   3,224        (2)   (3,222)      -          -        -         -        -
 Net income, 1994                              -         -        97,202       -          -        -         -        97,202
 Cash dividends declared ($.88 per common
     share)                                    -         -       (22,968)      -          -        -         -       (22,968)
 Cash dividends declared by pooled company     -         -        (1,129)      -          -        -         -        (1,129)
 Change in net unrealized gains (losses) on
     securities available for sale, net of
     tax (note 4)                              -         -        -            -          -        -       (35,630)  (35,630)
 Adjustment for change in fiscal year of
      pooled company (note 13)                    24        74     3,107         101         60    -         -         3,366

 Other                                         -            56     -           -          -        -         -            56
----------------------------------------------------------------------------------------------------------------------------
 BALANCE, DECEMBER 31, 1994                 $143,625  $130,933  $409,638    $ (2,161)   $  (781)$  -      $(13,581) $667,673
============================================================================================================================

See accompanying notes to supplemental consolidated financial statements.



                                     99-3

 SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
 First American Corporation and Subsidiaries

                                                                                                  Year Ended December 31
                                                                                          -------------------------------------
 (in thousands)                                                                               1994          1993         1992
-------------------------------------------------------------------------------------------------------------------------------
 OPERATING ACTIVITIES
 Net income                                                                               $    97,202    $   107,325  $  46,153
 Adjustments to reconcile net income to net cash provided by operating activities
      Provision for loan losses                                                                (9,919)       (41,405)    39,249
      Write-downs on foreclosed properties                                                         70          1,503     10,428
      Depreciation of premises and equipment                                                   14,606         14,389     13,112
      Cumulative effect of changes in accounting principles, net of tax                         -                 84      -
      Amortization of intangible assets                                                         3,937          3,848      3,235
      Other amortization (accretion), net                                                        (874)         3,829       (631)
      Deferred income tax expense (benefit)                                                    10,366         11,348     (6,276)
      Net loss on sales of securities available for sale                                        9,997          2,028      2,722
      Net (gain) loss on sales or write-downs of premises and equipment                          (262)           525      2,319
      Gain on sales of branch offices                                                           -             (1,000)      (607)
      Change in assets and liabilities, net of effects from acquisitions and sales of branch office:
               (Increase) decrease in accrued interest receivable                              (6,895)         6,414      6,258
               Increase (decrease) in accrued interest payable                                 10,637         (3,751)   (13,607)
               (Increase) decrease in trading account securities                                3,646         (4,382)     8,718
               (Increase) decrease in other assets                                            (39,964)        41,276    (22,318)
               Decrease in other liabilities                                                   (6,523)       (28,401)      (228)
-------------------------------------------------------------------------------------------------------------------------------
          Net cash provided by operating activities                                            86,024        113,630     88,527
-------------------------------------------------------------------------------------------------------------------------------
 INVESTING ACTIVITIES
 Net (increase) decrease in time deposits with other banks                                     (1,660)       115,104    (40,095)
 Proceeds from sales of securities available for sale                                       1,418,380        858,609    503,452
 Proceeds from maturities of securities available for sale                                    164,085        348,476      2,327
 Purchases of securities available for sale                                                (1,106,865)    (1,593,558)  (589,055)
 Proceeds from maturities of securities held to maturity                                      214,211        908,784    660,742
 Purchases of securities held to maturity                                                    (842,053)      (555,370)  (934,246)
 Net (increase) decrease in Federal funds sold and securities purchased
      under agreements to resell                                                              119,726        (28,660)    60,568
 Acquisitions, net of cash acquired                                                            (1,784)       (25,572)     -
 Sales of branch offices, net of cash sold                                                      -            (51,318)   (10,642)
 Net (increase) decrease in loans                                                            (481,656)      (452,392)    63,775
 Proceeds from sales of premises and equipment                                                  6,411            656      1,098
 Purchases of premises and equipment                                                          (21,518)       (14,525)    (9,104)
-------------------------------------------------------------------------------------------------------------------------------
          Net cash used in investing activities                                              (532,723)      (489,766)  (291,180)
-------------------------------------------------------------------------------------------------------------------------------
 FINANCING ACTIVITIES
 Net increase in deposits                                                                     101,811          1,059    213,560
 Net increase in short-term borrowings                                                        173,077        148,184     87,801
 Proceeds from issuance of long-term debt                                                       -             49,680      -
 Advances from Federal Home Loan Bank                                                         208,061          9,748         (3)
 Net repayment of other long-term debt                                                        (14,076)        (1,804)      (425)
 Other                                                                                             36           (582)       119
 Issuance of common shares:
      Public stock offerings                                                                    -              -         56,849
      Employee Benefit and Dividend Reinvestment Plans                                          1,988          4,795      4,787
 Cash dividends paid                                                                          (24,097)       (14,282)    (4,939)
-------------------------------------------------------------------------------------------------------------------------------
          Net cash provided by financing activities                                           446,800        196,798    357,749
-------------------------------------------------------------------------------------------------------------------------------
 Increase (decrease) in cash and due from banks                                                   101       (179,338)   155,096
 Adjustment for change in fiscal year of pooled company                                        (1,307)         -          -
 Cash and due from banks, beginning of year                                                   515,122        694,460    539,364
-------------------------------------------------------------------------------------------------------------------------------
 Cash and due from banks, end of year                                                     $   513,916    $   515,122  $ 694,460
===============================================================================================================================
 Cash paid during the year for:
      Interest expense                                                                    $   198,002    $   182,291  $ 234,291
      Income taxes                                                                             56,619         51,162     18,722
 Non-cash investing activities:
      Foreclosures                                                                              2,008         16,226     22,677
      Reclassification of investment securities (note 4)                                      203,764        368,638      -
===============================================================================================================================

 See accompanying notes to supplemental consolidated financial statements.





                                      99-4

________________________________________________________________________________

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
________________________________________________________________________________

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The following is a summary of the more significant accounting policies of the Corporation.

CONSOLIDATION AND BASIS OF PRESENTATION

         The supplemental consolidated financial statements include the accounts of the Corporation and its wholly-owned subsidiaries, including its principal subsidiary First American National Bank, as well as First American National Bank of Kentucky and First American Trust Company, N.A. All significant intercompany accounts and transactions have been eliminated in consolidation.

         These supplemental consolidated financial statements give retroactive effect to the merger with Heritage Federal Bancshares, Inc., (Heritage) on November 1, 1995, in a transaction accounted for as a pooling-of-interests. The supplemental consolidated financial statements have been restated for all periods presented as if Heritage and the Corporation had always been combined. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for as a pooling-of-interests in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical financial statements of the Corporation upon issuance of the financial statements for the period that includes the date of the transaction.

         Prior to the combination, Heritage's fiscal year ended June 30. In recording the pooling-of-interests combination, Heritage's financial statements for the 12 months ended December 31, 1994, were combined with the Corporation's financial statements for the same period and Heritage's financial statements for the years ended June 30, 1993 and 1992 were combined with the Corporation's financial statements for the years ended December 31, 1993 and 1992, respectively. An adjustment has been made to shareholders' equity as of December 31, 1994, to include Heritage's results of operations for the six months ended December 31, 1993.

SECURITIES

         Effective December 31, 1993, the Corporation adopted Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 requires investments in equity securities that have a readily determinable fair value and investments in debt securities to be classified into three categories, as follows: held to maturity debt securities, trading securities, and securities available for sale.



                                     99-5

         Under SFAS No. 115, classification of a debt security as held to maturity is based on the Corporation's positive intent and ability to hold such security to maturity. Securities held to maturity are stated at cost adjusted for amortization of premiums and accretion of discounts, unless there is a decline in value which is considered to be other than temporary, in which case the cost basis of such security is written down to market and the amount of the write-down is included in earnings.

         Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading account securities, which are valued at market with unrealized gains and losses included in earnings. Gains or losses on sales and adjustments to market value of trading account securities are included in non-interest income in the supplemental consolidated income statements.

         Securities classified as available for sale, which are reported at market value with unrealized gains and losses excluded from earnings and reported, net of tax, in a separate component of shareholders' equity, include all securities not classified as trading account securities or securities held to maturity. These include securities used as part of the Corporation's asset/liability strategy which may be sold in response to changes in interest rates, prepayment risk, the need or desire to increase capital, and other similar factors. Gains or losses on sale of securities available for sale are recognized at the time of sale, based upon specific identification of the security sold, and are included in non-interest income in the supplemental consolidated income statements.

DERIVATIVE FINANCIAL INSTRUMENTS

         The Corporation enters into interest rate swap, forward interest rate swap, and basis swap transactions (swaps), as well as futures contracts, in connection with its asset/liability management program in managing interest rate exposure arising out of non-trading assets and liabilities. The impact of swaps is accrued based on expected settlement payments and is recorded as an adjustment to interest income and expense, in the period in which it accrues and in the category appropriate to the related asset or liability, over the life of the related agreements. The related amount receivable from or payable to the swap counterpart is included in other liabilities or assets in the supplemental consolidated balance sheets. Realized and unrealized gains and losses on futures contracts which are designated as effective hedges of interest rate exposure arising out of non-trading assets and liabilities are deferred and recognized as interest income or interest expense, in the category appropriate to the related asset or liability, over the covered periods or lives of the hedged assets or liabilities. Gains or losses on early terminations of derivative financial instruments that modify the underlying characteristics of specified assets or liabilities are deferred and amortized as an adjustment to the yield of the related assets or liabilities over the remaining covered period.

         On a limited basis, the Corporation also enters into interest rate swap agreements, as well as interest rate cap and floor agreements, with customers desiring protection from possible adverse future fluctuations in interest rates. As an intermediary, the Corporation generally maintains a portfolio of matched offsetting interest rate contract agreements. At the inception of such agreements, the portion of the compensation related to credit risk and ongoing servicing, if any, is deferred and taken into income over the term of the agreements.



                                     99-6

LOANS

         Loans are stated at the principal amount outstanding. Unearned discount, deferred loan fees net of loan acquisition costs, and the allowance for possible loan losses are shown as reductions of loans. Loan origination and commitment fees and certain loan related costs are being deferred and the net amount amortized as an adjustment of the related loan's yield over the contractual life of the loan. Unearned discount represents the unamortized amount of finance charges, principally related to certain installment loans. Interest income on loans is generally computed on the outstanding loan balance. Interest income on installment loans which have unearned discounts is recognized primarily by the sum-of-the-month's digits method.

         Interest income is generally accrued on all loans. Commercial loans are placed on non-accrual status when doubt as to timely collection of principal or interest exists, or when principal or interest is past due 90 days or more unless such loans are well-secured and in the process of collection. The decision to place a loan on non-accrual status is based on an evaluation of the borrower's financial condition, collateral, liquidation value, and other factors that affect the borrower's ability to pay. Generally, at the time a loan is placed on a non-accrual status, all interest accrued and uncollected on the loan in the current fiscal year is reversed from income, and all interest accrued and uncollected from the prior year is charged off against the allowance for possible loan losses. Thereafter, interest on non-accrual loans is recognized in interest income only to the extent that cash is received and future collection of principal is not in doubt. If the collectibility of outstanding principal is doubtful, such interest received is applied as a reduction of principal. A non-accrual loan may be restored to an accruing status when principal and interest are no longer past due and unpaid and future collection of principal and interest on a timely basis is not in doubt. Generally, consumer loans on which interest or principal is past due more than 120 days are charged off.

ALLOWANCE FOR POSSIBLE LOAN LOSSES

         The provision for loan losses represents a charge (credit) to earnings necessary, after loan charge-offs and recoveries, to maintain the allowance for possible loan losses at an appropriate level which is adequate to absorb estimated losses inherent in the loan portfolio. Such estimated losses arise primarily from the loan portfolio but may also be derived from other sources, including commitments to extend credit and standby letters of credit. The level of the allowance for possible loan losses is determined on a quarterly basis using procedures which include: (1) an evaluation of individual criticized and classified credits as determined by internal reviews, of other significant credits, and of non-criticized/classified commercial and commercial real estate credits, to determine estimates of loss probability; (2) an evaluation of various consumer loan categories to determine an estimation of loss on such loans based primarily on historical loss experience of the category; (3) a review of unfunded commitments; and (4) an assessment of various other factors, such as changes in credit concentrations, loan mix, and economic conditions which may not be specifically quantified in the loan analysis process.



                                     99-7

         The allowance for possible loan losses consists of an allocated portion and an unallocated, or general, portion. The allocated portion is maintained to cover estimated losses applicable to specific segments of the loan portfolio. The unallocated portion is maintained to absorb losses which probably exist as of the evaluation date but are not identified by the more objective processes used for the allocated portion of the allowance for loan losses due to risk of error or imprecision. While the total allowance consists of an allocated portion and an unallocated portion, these terms are primarily used to describe a process. Both portions of the allowance are available to provide for inherent loss in the entire portfolio.

         The allowance for possible loan losses is increased (decreased) by provisions for loan losses charged (credited) to expense and is reduced (increased) by loans charged off net of recoveries on loans previously charged off. The provision for loan losses is based on management's determination of the amount of the allowance necessary to provide for estimated loan losses based on its evaluation of the loan portfolio. Determining the appropriate level of the allowance and the amount of the provision for loan losses involves uncertainties and matters of judgment and therefore cannot be determined with precision.

FORECLOSED PROPERTIES

         Foreclosed properties include property acquired through foreclosure and in-substance foreclosures. In-substance foreclosed properties are those properties where the borrower retains title but has little or no remaining equity in the property considering its fair value; where repayment can only be expected to come from the operation or sale of the property; and where the borrower has effectively abandoned control of the property or it is doubtful that the borrower will be able to rebuild equity in the property. Foreclosed properties are valued at the lower of cost or fair value minus estimated costs to sell. The fair value of the assets is the amount that the Corporation could reasonably expect to receive for them in a current sale between a willing buyer and a willing seller, that is, other than in a forced or liquidation sale.
Cost includes loan principal, accrued interest, foreclosure expense, and expenditures for subsequent improvements. The excess of cost over fair value minus estimated costs to sell at the time of foreclosure is charged to the allowance for possible loan losses. Subsequent write-downs to fair value minus estimated costs to sell are included in foreclosed properties expense.

DEPRECIATION AND AMORTIZATION

         Premises and equipment is stated at cost less accumulated depreciation and amortization, which is computed principally on the straight-line method based on the estimated useful lives of the respective assets.

         For acquisitions accounted for as purchases, the net assets have been adjusted to their fair values as of the respective acquisition dates. The value of core deposit rights and the excess of the purchase price of subsidiaries over net assets acquired are being amortized on a straight-line basis over periods ranging from ten to twenty years. Core deposit rights and the excess of the purchase price of subsidiaries over net assets acquired, net of amounts amortized, are included in other assets in the supplemental consolidated balance sheets.



                                     99-8

         The carrying value of the excess of the purchase price of subsidiaries over net assets acquired (goodwill) will be reviewed if the facts and circumstances suggest that it may be impaired. If this review indicates that goodwill will not be recoverable, as determined based on the undiscounted cash flows of an entity acquired over the remaining amortization period, the Corporation's carrying value of the goodwill will be reduced by the estimated shortfall of cash flows.

EMPLOYEE BENEFIT PLANS

         The Corporation provides a variety of benefit plans to eligible employees. Retirement plan expense is accrued each year, and plan funding represents at least the minimum amount required by the Employee Retirement Income Security Act of 1974, as amended. Differences between expense and funded amounts are carried in other assets or other liabilities. Beginning in 1993, the Corporation recognizes postretirement benefits other than pensions on an accrual basis, and effective December 31, 1993, other postemployment benefits are also recognized on an accrual basis. The Corporation also makes contributions to an employee thrift and profit-sharing plan based on employee contributions and performance levels of the Corporation.

INCOME TAXES

         The Corporation files a consolidated Federal income tax return, except for its credit life insurance subsidiary, which files a separate return. Effective January 1, 1993, the Corporation adopted Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," which requires a change from the deferred method of accounting under Accounting Principles Bulletin No. 11 to the asset and liability method of accounting for income taxes. Under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets are reduced by a valuation allowance, if necessary, to an amount that more likely than not will be realized.

EARNINGS PER COMMON SHARE

         Earnings per common share amounts are computed by dividing net income by the weighted average number of common shares outstanding during each year. Earnings per common share for the year ended December 31, 1992, is computed by dividing (the sum of the Corporation's net income for 1992 of $42.0 million and net income of Heritage from the date of conversion from a mutual savings bank to a capital stock savings bank on March 30, 1992, to the end of its fiscal year on June 30, 1992, of $1.4 million) by (the sum of the Corporation's weighted average number of shares outstanding during 1992 of 24.1 million shares and Heritage's weighted average number of shares outstanding from March 30, 1992 to June 30, 1992 (adjusted for the number of days such shares were outstanding during fiscal year 1992 (.6 million shares).



                                     99-9

RECLASSIFICATIONS

         Certain prior year amounts have been reclassified to conform with current year presentation.

NOTE 2:  ACQUISITIONS AND SALES

         Effective November 1, 1995, the Corporation completed the merger with Heritage by exchanging approximately 2.9 million shares of First American Corporation common stock for all of the outstanding shares of Heritage. Heritage was the holding company for Heritage Federal Bank for Savings, a federal savings bank with approximately $524.5 million in assets and 13 offices primarily in the East Tennessee areas of Tri-Cities, Anderson County, and Roane County. In conjunction with the acquisition, Heritage Federal Bank for Savings was merged into First American National Bank. The transaction is accounted for as a pooling-of-interests and, accordingly, the accompanying supplemental consolidated financial statements have been restated to include the results of Heritage for all periods presented. After-tax merger expenses related to the acquisition totalled approximately $7.0 million, comprised primarily of severance, systems conversions, investment banking and other professional fees, and recapture of tax bad debt reserve, and were recognized in 1995.

         Net interest income and net income of the Corporation and Heritage as originally reported for the years ended December 31, 1994, 1993, and 1992 are summarized as follows:

                                                                            Year Ended December 31
                                                                   ----------------------------------------
 (in thousands)                                                      1994           1993            1992
 ----------------------------------------------------------------------------------------------------------
 Net interest income
   First American Corporation                                      $279,626       $267,439         $251,688
   Heritage                                                          18,616         19,761           16,509
-----------------------------------------------------------------------------------------------------------
      First American Corporation, restated                         $298,242       $287,200         $268,197
===========================================================================================================
 Net income
   First American Corporation                                      $ 90,732       $101,813         $ 41,972
   Heritage                                                           6,470          5,512            4,181
-----------------------------------------------------------------------------------------------------------
      First American Corporation, restated                         $ 97,202       $107,325         $ 46,153
===========================================================================================================

         On April 1, 1994, the Corporation consummated its purchase of all of the outstanding shares of Fidelity Crossville Corporation (FCC), the parent company of First Fidelity Savings Bank, F.S.B. (First Fidelity) located in Crossville, Tennessee, for $6.5 million. First Fidelity was a Federal stock savings bank with offices in Crossville and Fairfield Glade, Tennessee with total assets of $48.7 million on March 31, 1994. In conjunction with the acquisition, First Fidelity was merged into First American National Bank and First Fidelity's two offices became branches of First American National Bank. The acquisition was accounted for using the purchase method. Accordingly, the purchase price was allocated to assets acquired and liabilities assumed based on their estimated fair values. The purchase price in excess of the fair value of net assets acquired of $3.1 million is being amortized on a straight-line basis over 10 years. First Fidelity's results of operations have been included in the Corporation's consolidated income statement since the date of acquisition.





                                     99-10

         On October 1, 1993, the Corporation acquired all of the outstanding shares of First American National Bank of Kentucky (FANBKY), formerly known as First Federal Savings and Loan Association of Bowling Green, a $219.0 million national bank headquartered in Bowling Green, Kentucky, for $27.5 million.
This transaction was accounted for as a purchase. All financial data after the acquisition date has been adjusted to reflect the purchase and, consistent with the purchase method of accounting, the results of operations of FANBKY are included in the Corporation's consolidated income statement beginning October 1, 1993. Total fair value of net assets of FANBKY on the acquisition date was approximately $19.1 million. The excess of the purchase price over the fair value of the net assets acquired was $8.4 million at the acquisition date and is being amortized over 10 years. FANBKY operates three branches in Warren and Simpson Counties in southern Kentucky.

         Included within results of operations during the year ended December 31, 1993, was the sale by Heritage of certain branches. The buyer assumed approximately $54.8 million of deposits and received approximately $51.3 million in cash and $2.5 million in premises, equipment and other assets. Heritage reported a gain on sale of $1.0 million.

         During the year ended December 31, 1992, the Corporation consummated the sale of one branch office with deposits of approximately $11.3 million. The transaction resulted in a $.6 million gain.

NOTE 3:  CASH AND DUE FROM BANKS

         The Corporation's bank subsidiaries are required to maintain reserves, in the form of cash and balances with the Federal Reserve Bank, against its deposit liabilities. Approximately $166.7 million and $176.3 million of the cash and due from banks balance at December 31, 1994 and 1993, respectively, represented reserves maintained in order to meet Federal Reserve requirements.

NOTE 4:  SECURITIES

SECURITIES HELD TO MATURITY

         The amortized cost, gross unrealized gains, gross unrealized losses, and approximate market values of securities held to maturity at December 31, 1994 and 1993, are presented in the following table:

                                                                         Unrealized
                                                 Amortized        ------------------------          Market
 (in thousands)                                     Cost           Gains           Losses           Value
 ---------------------------------------------------------------------------------------------------------
 DECEMBER 31, 1994
   U.S. Treasury and other U.S. Government
     agencies and corporations                 $1,463,285         $   780         $73,477       $1,390,588
   Obligations of states and political
   subdivisions                                    21,730              31           1,459           20,302
   Other debt securities (primarily
   mortgage-backed
     securities)                                  158,852              15          10,516          148,351
 ---------------------------------------------------------------------------------------------------------
     Total securities held to maturity         $1,643,867         $   826         $85,452       $1,559,241
 =========================================================================================================
 DECEMBER 31, 1993
   U.S. Treasury and other U.S. Government
     agencies and corporations                 $  776,243         $16,333          $  322       $  792,254
   Obligations of states and political
   subdivisions                                    21,573             211             211           21,573
   Other debt securities                            9,280             385           -                9,665
 ---------------------------------------------------------------------------------------------------------
     Total securities held to maturity         $  807,096         $16,929          $  533       $  823,492
 =========================================================================================================





                                     99-11

         Included in U.S. Treasury and other U.S. Government agencies and corporations securities held to maturity were agency-issued mortgage-backed securities amounting to $1,112.8 million ($1,064.6 million market value) at December 31, 1994 and $540.6 million ($553.6 million market value) at December 31, 1993. Mortgage-backed securities included in other debt securities amounted to $156.2 million ($145.6 million market value) at December 31, 1994 and $6.9 million ($7.2 million market value) at December 31, 1993.

SECURITIES AVAILABLE FOR SALE

         The amortized cost, gross unrealized gains, gross unrealized losses, and approximate market values of securities available for sale at December 31, 1994 and 1993, are presented in the following table:

                                                                        Unrealized
                                                 Amortized      --------------------------         Market
 (in thousands)                                     Cost           Gains          Losses           Value
 ---------------------------------------------------------------------------------------------------------
 DECEMBER 31, 1994
   U.S. Treasury and other U.S. Government
     agencies and corporations                 $  674,582       $     48          $21,544       $  653,086
   Other debt securities                            2,165          -                -                2,165
 ---------------------------------------------------------------------------------------------------------
     Total debt securities                        676,747             48           21,544          655,251
   Equity securities (essentially Federal
     Reserve Bank and Federal Home Loan
     Bank stock)                                   34,213          -                -               34,213
 ---------------------------------------------------------------------------------------------------------
     Total securities available for sale       $  710,960       $     48          $21,544       $  689,464
 =========================================================================================================
 DECEMBER 31, 1993
   U.S. Treasury and other U.S. Government
     agencies and corporations                 $1,332,536        $37,397          $ 1,450       $1,368,483
   Other debt securities (mortgage-backed
       securities)                                 15,593            141            -               15,734
 ---------------------------------------------------------------------------------------------------------
     Total debt securities                      1,348,129         37,538            1,450        1,384,217
   Equity securities (essentially Federal
   Reserve Bank and Federal Home Loan Bank
     stock)                                        12,395          -                -               12,395
 ---------------------------------------------------------------------------------------------------------
     Total securities available for sale       $1,360,524        $37,538          $ 1,450       $1,396,612
 =========================================================================================================

         Included in U.S. Treasury and other U.S. Government agencies and corporations securities available for sale were agency-issued mortgage-backed securities amounting to $326.8 million ($306.3 million market value) at December 31, 1994 and $992.7 million ($1,016.8 million market value) at December 31, 1993.

         Effective December 31, 1993, the Corporation adopted SFAS No. 115 which requires investments in equity securities that have a readily determinable fair value and investments in debt securities to be classified into three categories, as follows: held to maturity debt securities, trading securities, and available for sale securities. In conjunction with the adoption of SFAS No. 115 on December 31, 1993, the Corporation reclassified $368.6 million of securities to the available for sale classification from the former investment, now held to maturity, category. At that date, unrealized appreciation on total securities available for sale amounted to $36.1 million, resulting in an increase in shareholders' equity of $22.0 million, net of taxes. There was no impact on the Corporation's supplemental consolidated net income as a result of the adoption of SFAS No. 115.

         Heritage adopted SFAS No. 115 effective July 1, 1994. Investment securities other than Federal Home Loan Bank stock held by Heritage prior to adoption of SFAS No. 115





                                     99-12
are classified as securities held to maturity in the accompanying supplemental consolidated balance sheets.

         Included within total securities classified as available for sale at December 31, 1993, were $203.8 million of securities classified as such due to regulatory restrictions even though the Corporation had the intent and ability to hold such securities to maturity. Upon a regulatory revision in 1994, which allowed those securities to be classified as held to maturity, the Corporation transferred such securities from available for sale to held to maturity. At the time of transfer, the securities had an unrealized loss of $1.0 million ($.6 million net of taxes). In accordance with SFAS No. 115, such unrealized loss was retained as a component of shareholders' equity and is being amortized over the remaining lives of the securities.

         Net realized losses from the sale of securities available for sale for the years ended December 31, 1994, 1993, and 1992, amounted to $10.0 million, $2.0 million, and $2.7 million, respectively. Gross realized gains and losses on such sales were as follows:

                                                                Year Ended December 31
                                        ---------------------------------------------------------------------
                                                 1994                     1993                    1992
                                        --------------------      -------------------     -------------------
                                           Gross      Gross         Gross     Gross         Gross      Gross
                                          Realized  Realized       Realized  Realized      Realized  Realized
 (in thousands)                            Gains     Losses         Gains     Losses        Gains     Losses
-------------------------------------------------------------------------------------------------------------
 U.S. Treasury and other U.S.
   Government agencies and corporations $ 8,799    $18,796        $1,680    $3,708         $3,640      $6,296
 Other debt securities                    -          -             -         -              -              66
-------------------------------------------------------------------------------------------------------------
   Total securities available for sale  $ 8,799   $ 18,796        $1,680    $3,708         $3,640      $6,362
=============================================================================================================

TOTAL SECURITIES

         The amortized cost and approximate market values of debt securities at December 31, 1994, by average estimated maturity are shown below. The expected maturity for governmental and corporate securities is the stated maturity, and the expected maturity for mortgage-backed securities and other asset-backed securities is based on current estimates of average maturities.

                                           Securities Held to Maturity         Securities Available for Sale
                                           ---------------------------         -----------------------------
                                            Amortized        Market             Amortized          Market
 (in thousands)                               Cost            Value                Cost            Value
------------------------------------------------------------------------------------------------------------
 Due in one year or less                   $  158,332      $  156,867          $  309,430        $  308,789
 Due after one year through five years      1,055,206       1,003,337             123,476           116,701
 Due after five years through ten years       293,370         271,529             120,548           111,250
 Due after ten years                          136,959         127,508             123,293           118,511
-----------------------------------------------------------------------------------------------------------
         Total debt securities              1,643,867       1,559,241             676,747           655,251
 Equity securities                              -               -                  34,213            34,213
-----------------------------------------------------------------------------------------------------------
         Total securities                  $1,643,867      $1,559,241          $  710,960        $  689,464
===========================================================================================================

         At December 31, 1994 and 1993, the Corporation held securities with amortized cost amounting to $527.9 million and $533.8 million, respectively, which were issued or guaranteed by the Federal National Mortgage Association and $756.3 million and $884.8 million, respectively, which were issued or guaranteed by the Federal Home Loan Mortgage Corporation.





                                     99-13

         Securities carried in the supplemental consolidated balance sheets at approximately $1,648.2 million and $1,332.3 million at December 31, 1994 and 1993, respectively, were pledged to secure public and trust deposits and for other purposes as required or permitted by law.

NOTE 5:  LOANS AND ALLOWANCE FOR POSSIBLE LOAN LOSSES

         The Corporation's bank subsidiaries make commercial, consumer, and real estate loans to its customers, located principally within the Corporation's primary market, which consists of Tennessee and selected markets in adjacent states. Although the bank subsidiaries have a diversified loan portfolio, a substantial portion of their debtors' ability to honor their contracts is dependent upon economic conditions in the Corporation's primary market.

         Loans are either secured or unsecured based on the type of loan and the financial condition of the borrower. The loans are generally expected to be repaid from cash flow or proceeds from the sale of selected assets of the borrower; however, the Corporation is exposed to risk of loss on loans due to the borrower's difficulties, which may arise from any number of factors including problems within the respective industry or economic conditions, including those within the Corporation's primary market.

Transactions in the allowance for possible loan losses were as follows:

                                                                             Year Ended December 31
                                                                   ----------------------------------------
 (in thousands)                                                      1994           1993            1992
-----------------------------------------------------------------------------------------------------------
 Balance, January 1                                                $136,512       $183,446         $182,957
 Provision (credited) charged to operating expenses                  (9,919)       (41,405)          39,249
 Allowance of subsidiaries purchased (note 2)                           323          1,296            -
-----------------------------------------------------------------------------------------------------------
   Subtotal                                                         126,916        143,337          222,206
-----------------------------------------------------------------------------------------------------------
 Loans charged off                                                   15,917         27,175           54,256
 Recoveries of loans previously charged off                         (18,026)       (20,350)         (15,496)
-----------------------------------------------------------------------------------------------------------
 Net charge-off (recoveries)                                         (2,109)         6,825           38,760
-----------------------------------------------------------------------------------------------------------
 Net increase in allowance of Heritage for the
   period July 1, 1993 to December 31, 1993                             411
-----------------------------------------------------------------------------------------------------------
 Balance, December 31                                              $129,436       $136,512         $183,446
===========================================================================================================

         Net charge-offs (recoveries) by major loan categories were as follows:

                                                                             Year Ended December 31
                                                                    ---------------------------------------
 (in thousands)                                                      1994           1993            1992
-----------------------------------------------------------------------------------------------------------
 Commercial                                                         $(3,843)       $    77          $20,287
 Consumer--amortizing mortgages                                        (293)          (105)           2,832
 Consumer--other                                                      2,033          5,764           10,211
 Real estate--construction                                             (143)           466            2,264
 Real estate--commercial mortgages and other                            137            623            3,166
-----------------------------------------------------------------------------------------------------------
         Total net charge-offs (recoveries)                         $(2,109)       $ 6,825          $38,760
===========================================================================================================

         At December 31, 1994 and 1993, loans on a non-accrual status amounted to $11.7 million and $23.0 million, respectively. Interest income not recognized on non-accrual loans was approximately $.3 million in 1994, $1.2 million in 1993, and $3.8 million in 1992.





                                     99-14

Interest income recognized on a cash basis on non-accrual loans was $.8 million, $1.2 million, and $1.0 million for the same respective periods.

         Directors and executive officers (and their associates, including companies in which they hold ten percent or more ownership) of the Corporation and its significant subsidiary, First American National Bank, had loans outstanding with the Corporation and its subsidiaries of $13.6 million and $7.5 million at December 31, 1994 and 1993, respectively. During 1994, $40.1 million of new loans or advances on existing loans were made to such related persons and repayments from such persons totalled $34.0 million. The Corporation believes that such loans were made on substantially the same terms, including interest and collateral, as those prevailing at the time for comparable transactions with other borrowers and did not involve more than the normal risk of collectibility or present other unfavorable features at the time such loans were made.

         During 1993, the Financial Accounting Standards Board issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan." SFAS No. 114 was amended in 1994 by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." These pronouncements, which will be adopted prospectively by the Corporation on January 1, 1995, require that impaired loans be measured at the present value of expected future cash flows discounted at the loan's effective interest rate, at the loan's observable market price, or the fair value of the collateral if the loan is collateral dependent. The Corporation's financial position and results of operations will not be materially impacted upon the adoption of SFAS No. 114 and No. 118.

NOTE 6:  PREMISES AND EQUIPMENT AND LEASE COMMITMENTS

         Premises and equipment is summarized as follows:

                                                                                          December 31
                                                                                   ------------------------
 (in thousands)                                                                       1994           1993
-----------------------------------------------------------------------------------------------------------
 Land                                                                              $ 21,007        $ 20,763
 Buildings                                                                           98,554         101,048
 Furniture and equipment                                                            101,193          96,680
 Leasehold improvements                                                              18,421          16,804
-----------------------------------------------------------------------------------------------------------
         Subtotal                                                                   239,175         235,295
 Accumulated depreciation and amortization                                         (128,100)       (125,975)
-----------------------------------------------------------------------------------------------------------
 Total premises and equipment                                                      $111,075        $109,320
===========================================================================================================

         Depreciation and amortization expense of premises and equipment for 1994, 1993, and 1992 was $14.6 million, $14.4 million and $13.1 million, respectively.

         Non-cancelable minimum operating lease commitments for real property amount to $8.8 million for 1995; $8.6 million for 1996; $8.2 million for 1997; $7.7 million for 1998; $7.4 million for 1999; and $38.5 million thereafter. In the normal course of business, management expects that leases will be renewed or replaced by other leases. Rent expense, net of rental income on bank premises, for 1994, 1993, and 1992 was $4.1 million, $3.2 million, and $3.7 million, respectively. Rental income on bank premises for 1994, 1993, and 1992 was $4.2 million, $4.3 million, and $4.2 million, respectively.

         The Corporation has a data processing outsourcing agreement expiring in 2001 that has an average annual base expense, as amended in 1994, of $8.5 million. Total annual fees





                                     99-15
vary with cost of living adjustments and changes in services provided by the vendor, which services depend upon the Corporation's volume of business and system needs. The related expense is included in systems and processing expense in the supplemental consolidated income statements.

NOTE 7:  INTANGIBLE ASSETS

         Total intangible assets representing core deposit rights and excess of purchase price of subsidiaries over net assets acquired amounted to $26.6 million and $27.9 million at December 31, 1994 and 1993, respectively, and are included in other assets on the consolidated balance sheets. Amortization expense of intangible assets was $3.9 million, $3.8 million, and $3.3 million, in 1994, 1993, and 1992, respectively.

NOTE 8:  SHORT-TERM BORROWINGS

         Short-term borrowings are issued on normal banking terms and consisted of the following:

                                                                                         December 31
                                                                                  -------------------------
 (in thousands)                                                                      1994            1993
-----------------------------------------------------------------------------------------------------------
 Federal funds purchased and securities sold under agreements to repurchase       $855,618         $664,826
 Other short-term borrowings                                                        74,222           91,937
-----------------------------------------------------------------------------------------------------------
   Total short-term borrowings                                                    $929,840         $756,763
===========================================================================================================

         At December 31, 1994 and 1993, Federal funds purchased and securities sold under agreements to repurchase included Federal funds purchases of $25.0 million (due within three months) and $55.0 million (due within five months), respectively. Other short-term borrowings is essentially composed of U.S. Treasury tax and loan accounts.

         The following table presents information regarding Federal funds purchased and securities sold under agreements to repurchase.

                                                                                  December 31
                                                                ------------------------------------------
(in thousands)                                                   1994              1993             1992
----------------------------------------------------------------------------------------------------------
Federal funds purchased and securities sold under agreements to repurchase:
    Amount outstanding at December 31                           $855,618          $664,826         $588,950
    Average rate at December 31                                     4.96 %            2.75 %           2.71 %
    Average amount outstanding during the year                  $681,170          $587,059         $519,521
    Average rate paid for the year                                  3.80 %            2.64 %           3.14 %
    Maximum amount outstanding at any month-end                 $855,618          $672,614         $588,950
===========================================================================================================

NOTE 9:  LONG-TERM DEBT

         Long-term debt consisted of the following:

                                                                                         December 31
                                                                                  -------------------------
 (in thousands)                                                                      1994            1993
-----------------------------------------------------------------------------------------------------------
 Federal Home Loan Bank advances                                                  $219,655         $ 10,984
 6 7/8% subordinated notes (effective rate of 6.965%) due 2003, interest payable semiannually (less unamortized discount of $265 in 1994
         and $297 in 1993)                                                          49,735           49,703
 7 5/8% debentures due December 15, 2002, interest payable semiannually              -               13,593
 Other                                                                               1,302            1,720
 Employee stock ownership plan obligation                                              781            1,053
-----------------------------------------------------------------------------------------------------------
         Total long-term debt                                                     $271,473          $77,053
===========================================================================================================





                                     99-16

         At December 31, 1994, advances from the Federal Home Loan Bank (FHLB) were $219.7 million, which consisted of $200.5 million maturing in 1997 and $10.0 million maturing in 2004 with interest rates tied to one-month LIBOR and $9.2 million at various fixed interest rates and maturities. The Corporation's FHLB advances are collateralized by a blanket pledge of 1-4 family mortgage loans.

         During the first quarter of 1993, the Corporation filed a shelf registration statement with the Securities and Exchange Commission to issue $100.0 million of subordinated debt securities. The Corporation issued $50.0 million of subordinated notes under the shelf registration statement during second quarter 1993. The notes are non-callable.

         On January 31, 1994, the Corporation redeemed the remaining balance of approximately $13.6 million of its 7 5/8% debentures due in 2002, at a price of 101.22% of par.

         The Corporation owns a parking garage which was financed through an Industrial Revenue Bond due April 1, 1997. Indebtedness at December 31, 1994 and 1993, totalled $1.1 million and $1.4 million, respectively. Sinking fund requirements of this debt amount to $.3 million for 1995 and $.4 million for 1996; the balance of $.4 million is due in 1997. The interest rate on these bonds is 5.9% for the remaining life of the bonds.

  See note 10 for discussion of the employee stock ownership plan obligation.

         During 1994, the Corporation entered into a three-year unsecured revolving credit agreement which provides for loans up to $50.0 million. Under the terms of the agreement, which expires in March 1997, the Corporation pays a fee for the availability of these funds computed at the rate of 1/4 of 1% per annum on the commitment. Interest to be paid on the outstanding balances will be computed based on the prime interest rate of the lending banks, Eurodollar rates, or adjusted certificate of deposit rates, as selected by the Corporation. The Corporation had no revolving credit borrowings outstanding at December 31, 1994 or 1993.

         The terms of these agreements provide for, among other things, restrictions on payment of cash dividends and purchases, redemptions, and
retirement of capital shares.   Under the Corporation's most restrictive debt
covenant, approximately $88.6 million of retained earnings was available to pay dividends as of December 31, 1994.

NOTE 10:  EMPLOYEE BENEFITS

RETIREMENT PLAN

         The Corporation and its subsidiaries participate in a non-contributory retirement plan with death and disability benefits covering substantially all employees with one or more years of service. The benefits are based on years of service and average monthly earnings of a participant for the 60 consecutive months which produce the highest average earnings.





                                     99-17

         The following table sets forth the plan's funded status and amounts recognized in the Corporation's supplemental consolidated balance sheets at December 31, 1994 and 1993:

 (in thousands)                                                                     1994            1993
 ----------------------------------------------------------------------------------------------------------
 Plan assets at fair value, primarily U.S. bonds and listed stocks                 $86,868          $87,315
 ----------------------------------------------------------------------------------------------------------
 Actuarial present value of benefits for service rendered to date:
   Accumulated benefit obligation, including vested benefits of $74,630 and
    $73,037, respectively                                                           78,481           76,314
   Additional benefits based on projected future compensation                       12,099           12,750
 ----------------------------------------------------------------------------------------------------------
   Projected benefit obligation                                                     90,580           89,064
 ----------------------------------------------------------------------------------------------------------
 Plan assets in excess of accumulated benefit obligation                             8,387           11,001
 ----------------------------------------------------------------------------------------------------------
 Plan assets greater (less) than projected benefit obligation                       (3,712)          (1,749)
 Unrecognized net loss from past experience different from that assumed and
   effects of changes in assumptions                                                11,411            6,364
 Unrecognized net transition asset                                                  (2,069)          (2,401)
 Unrecognized prior service cost                                                       582              806
 ----------------------------------------------------------------------------------------------------------
 Prepaid pension cost                                                              $ 6,212          $ 3,020
===========================================================================================================

         Net pension expense included the following components:

                                                                            Year Ended December 31
                                                                    --------------------------------------
 (in thousands)                                                      1994           1993            1992
----------------------------------------------------------------------------------------------------------
 Service cost for benefits earned during the period                 $2,882         $2,600           $2,498
 Interest cost on projected benefit obligation                       6,639          6,276            5,771
 Actual return on plan assets                                          997         (7,022)          (4,270)
 Net amortization and deferral                                      (9,047)           704           (1,823)
----------------------------------------------------------------------------------------------------------
 Net periodic pension expense                                       $1,471         $2,558           $2,176
==========================================================================================================

         As of January 1, 1994, the Corporation elected to change its method of measuring the market-related value of plan assets from utilizing a calculation based on 50% book value plus 50% fair market value to utilization of 100% fair market value. The change had the effect of decreasing 1994 net periodic pension expense by $1.6 million.

         The following table presents assumptions used in determining the actuarial present value of the projected benefit obligation for the pension plan:

                                                                                     Year Ended December 31
                                                                                  -------------------------
                                                                                     1994              1993
 ----------------------------------------------------------------------------------------------------------
 Weighted average discount rate                                                       8.0%              7.5%
 Rate of increase in future compensation level                                        4.5               4.5
 Expected long-term rate of return on plan assets                                     9.0               9.0
 ==========================================================================================================

SUPPLEMENTAL RETIREMENT PLAN

         The Corporation has a supplemental retirement plan which provides supplemental retirement benefits to certain executives of the Corporation. The expense was $.2 million in 1994, $.1 million in 1993, and $.7 million in 1992. The higher level of expense in 1992 was due to early retirements. Benefit payments from the plan are made from general assets of the Corporation. The weighted average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation in 1994 were 8.0% and 4.5%, respectively, and in 1993 were 7.5% and 4.5%, respectively.





                                     99-18

OTHER POSTRETIREMENT BENEFITS

         In addition to pension benefits, the Corporation and its subsidiaries have defined postretirement benefit plans that provide medical insurance and death benefits for retirees and eligible dependents. Because the death benefit plan is not significant, it is combined with the health care plan for disclosure purposes.

         Effective January 1, 1993, the Corporation adopted Statement of Financial Accounting Standards (SFAS) No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," which requires the cost of postretirement benefits other than pensions to be recognized on an accrual basis as employees perform services to earn such benefits. The Corporation's previous practice, like most companies, was to expense such costs on a pay-as-you-go basis. The Corporation recognized this change during 1993 as a cumulative effect of a change in accounting principle, resulting in a one-time non-cash charge of $17.5 million before taxes ($11.6 million after taxes). This charge represents the discounted present value of expected future retiree medical and death benefits attributed to employees' service rendered prior to 1993. See note 13.

         The status of the plans at December 31, 1994 and 1993, was as follows:

                                                                                         December 31
                                                                                   ------------------------
 (in thousands)                                                                     1994            1993
-----------------------------------------------------------------------------------------------------------
 Accumulated postretirement benefit obligation:
         Retirees                                                                  $11,903          $12,699
         Fully eligible, active plan participants                                    1,555            1,358
         Other active plan participants                                              3,964            4,176
-----------------------------------------------------------------------------------------------------------
                  Total accumulated postretirement benefit obligation               17,422           18,233
 Plan assets at market value                                                         -                -
-----------------------------------------------------------------------------------------------------------
 Accumulated postretirement benefit obligation in excess of plan assets             17,422           18,233
 Unrecognized net gain (loss) from past experience different from that
         assumed and effects of changes in assumptions                                 912             (510)
-----------------------------------------------------------------------------------------------------------
 Accrued postretirement benefit cost                                               $18,334          $17,723
===========================================================================================================

         The components of net periodic expense for postretirement benefits in 1994 and 1993 were as follows:

                                                                                         December 31
                                                                                   ------------------------
 (in thousands)                                                                     1994            1993
-----------------------------------------------------------------------------------------------------------
 Service cost - benefits earned during the year                                    $   362          $   314
 Interest cost on accumulated postretirement benefit obligation                      1,292            1,355
-----------------------------------------------------------------------------------------------------------
      Net periodic postretirement benefit expense                                  $ 1,654          $ 1,669
===========================================================================================================

         The Corporation continues to fund medical and death benefit costs principally on a pay-as-you-go basis. Postretirement benefit expense for 1992, which was recorded on a cash basis, has not been restated and was $.6 million.

         For measurement purposes, an 11.0% annual rate of increase in the per capita cost of covered health care benefits was assumed for 1994, declining gradually to 5.5% per year by 2011 and remaining at that level thereafter. The discount rate used to determine the accumulated postretirement benefit obligation was 8.0% in 1994 and 7.5% in 1993, and the assumed long-term rate of compensation increase was 4.5% in 1994 and 1993.





                                     99-19

         The health care cost trend rate assumption has a significant effect on the accumulated postretirement benefit obligation and net periodic benefit costs. A 1% increase in the trend rate for health care costs would have increased the accumulated postretirement benefit obligation by $1.5 million as of December 31, 1994, and the net periodic expense (service cost and interest cost) would have increased by $.1 million for 1994.

POSTEMPLOYMENT BENEFITS

         Effective December 31, 1993, the Corporation adopted SFAS No. 112, "Employers' Accounting for Postemployment Benefits," which requires employers to recognize a liability for postemployment benefits under certain circumstances. The Corporation's short-term and long-term disability benefits, survivor income benefits, and certain other benefits are governed by this statement. The Corporation recognized this item during the fourth quarter of 1993 as a cumulative effect of a change in accounting principle, resulting in a one-time non-cash charge of $2.0 million before taxes ($1.3 million after taxes). Prior to this date, postemployment benefit expenses were recognized on a pay-as-you-go basis. See note 13.

OTHER EMPLOYEE BENEFITS

         The Corporation has executive incentive compensation plans covering certain officers and other key employees of the Corporation. The plans provide for incentives based on the attainment of annual and long-term performance goals. Executive incentive compensation plans also include stock option programs, which provide for the granting of statutory incentive stock options and non-statutory options to key employees. Additionally, the Corporation has a stock option plan for non-employee directors. As of December 31, 1994, the Corporation had 3.6 million shares of common stock reserved for issuance under these plans.

         During 1991 through 1994, the Corporation issued approximately 213 thousand shares of restricted common stock to certain executive officers. The restrictions lapse within 15 years; however, if certain performance criteria are met, restrictions will lapse earlier. The amount recorded for the restricted stock issued is based on the market value of the Corporation's common stock on the award dates and is shown as deferred compensation in the supplemental consolidated statements of changes in shareholders' equity. Such compensation expense is recognized over a 3- to 15-year period.

         Stock options granted under option programs have been at 85% to 133% of the market price on the day of grant. Each stock option is for one share of common stock. Some options are exercisable immediately, while some options are exercisable over a period of time and may be exercisable earlier if certain performance criteria are met. All options expire within a ten-year period from the date of grant. The market price of the Corporation's stock was $26.88 at December 31, 1994.





                                     99-20

         The following table presents a summary of stock option and restricted stock activity:

                                                                  Total      Exercisable        Exercise
                                                Available    Option Shares  Option Shares         Price
                                                for Grant      Outstanding   Outstanding        Per Share
-------------------------------------------------------------------------------------------------------------
 OPTIONS OUTSTANDING, DECEMBER 31, 1991           767,432      1,441,588        805,417     $8.875 - $27.375
        Shares reserved                           776,353          -              -                N/A
        Options granted                          (691,967)       691,967        142,005      7.085 -  22.875
        Restricted stock incentive awards         (35,600)         -              -                N/A
        Options which became exercisable            -              -            546,926       8.875 - 26.875
        Options exercised                           -           (279,417)      (279,417)      8.875 - 23.50
        Options cancelled or expired              227,681       (227,681)      (214,181)      8.875 - 27.375
        Expiration of shares available for
            grant                                (280,141)         -              -                N/A
-------------------------------------------------------------------------------------------------------------
 OPTIONS OUTSTANDING, DECEMBER 31, 1992           763,758      1,626,457      1,000,750       7.085 - 27.375
        Shares reserved                           200,000          -              -                N/A
        Options granted                          (234,500)       234,500          -           25.50 - 33.125
        Restricted stock incentive awards         (83,400)         -              -                N/A
        Options which became exercisable            -              -            106,440       14.75 - 22.875
        Options exercised                           -           (202,544)      (202,544)      7.085 - 27.375
        Options cancelled or expired                4,250        (19,731)       (16,181)     21.125 - 27.375
-------------------------------------------------------------------------------------------------------------
 OPTIONS OUTSTANDING, DECEMBER 31, 1993           650,108      1,638,682        888,465       7.085 - 33.125
        Shares reserved                         1,515,393          -              -                N/A
        Options granted                          (547,617)       547,617         91,167       10.74 - 40.00
        Restricted stock incentive awards         (49,317)         -              -                N/A
        Options which became exercisable            -              -            196,937       7.085 - 29.50
        Options exercised                           -           (116,339)      (116,339)      7.085 - 27.750
        Options cancelled or expired              129,642       (135,937)       (94,437)      8.785 - 40.00
        Adjustment for change in fiscal
            year of pooled company                (72,381)        65,558        114,076       7.085 - 17.56
-------------------------------------------------------------------------------------------------------------
 OPTIONS OUTSTANDING, DECEMBER 31, 1994         1,625,828      1,999,581      1,079,869      $7.085 - $40.00
=============================================================================================================

         The Corporation has a combination savings thrift and profit-sharing plan ("FIRST Plan") available to substantially all full-time employees. In connection with the plan, 1,285,000 shares of the Corporation's common stock have been reserved for issuance. At year-end 1994, 1,279,000 of these shares had been issued. During 1994, 1993, and 1992, 149,360 shares, 94,193 shares, and 3,538 shares, respectively, were purchased in the open market for the FIRST Plan. During 1992, 62,961 shares were issued by the Corporation in connection with the FIRST Plan (none in 1994 or 1993). The plan is funded by employee and employer contributions. The Corporation's annual contribution to the plan is based upon the amount of basic contributions of participants, participants' compensation, and the achievement of certain corporate performance standards and may be made in the form of cash or the Corporation's common stock with a market value equal to the cash contribution amount. Total plan expense in 1994, 1993, and 1992 was $3.5 million, $3.0 million, and $1.3 million, respectively. During 1994, 1993, and 1992, the Corporation matched participating employees' qualifying contributions by 100%, 100%, and 50%, respectively.

         Heritage, which merged with the Corporation effective November 1, 1995, maintained an employee stock ownership plan (ESOP). The ESOP, which remained in existence subsequent to the merger, covers substantially all Heritage employees who qualified as to age and length of service. The supplemental consolidated financial statements for each of the years ended December 31, 1994, 1993, and 1992, include compensation expense of approximately $.1 million.

         The ESOP has a note payable guaranteed by Heritage which is payable in quarterly principal payments of approximately $30 thousand plus interest at the lender's base rate





                                     99-21
through March 30, 2002. At December 31, 1994, the note payable bore interest at 8.5% and had a balance of $.8 million.

NOTE 11:  FIRST AMERICAN FOUNDATION

         The Corporation's non-interest expenses for 1993 included a $10.0 million charitable contribution to First American Foundation, a not-for-profit private foundation formed in 1993 to facilitate the Corporation's charitable contributions.

NOTE 12:  INCOME TAXES

         The components of income tax expense (benefit) for the years ended December 31 were:

                                                                              Year Ended December 31
                                                                      ------------------------------------
 (in thousands)                                                          1994          1993          1992
----------------------------------------------------------------------------------------------------------
 Current income tax expense:
   Federal                                                            $39,834       $42,476        $21,478
   State                                                                7,204         7,524          4,819
----------------------------------------------------------------------------------------------------------
    Total current income tax expense                                   47,038        50,000         26,297
----------------------------------------------------------------------------------------------------------
 Deferred income tax expense (benefit):
   Federal                                                              9,964        12,724         (6,270)
   State                                                                  402        (1,376)            (6)
----------------------------------------------------------------------------------------------------------
    Total deferred income tax expense (benefit) from operations        10,366        11,348         (6,276)
----------------------------------------------------------------------------------------------------------
 Total income tax expense from operations                             $57,404       $61,348        $20,021
==========================================================================================================

         The 1992 total income tax expense for financial reporting purposes included the benefit from utilization of tax credit carryforwards amounting to $5.6 million (general business credit carryforwards of $4.9 million and alternative minimum tax credits of $.7 million).

         Current Federal income tax expense includes the utilization of alternative minimum tax credits amounting to $3.4 million in 1992.

         The following table presents a reconciliation of the provision for income taxes as shown in the supplemental consolidated income statements with that which would be computed by applying the statutory Federal income tax rates of 35% for 1994 and 1993, and 34% for 1992 to income before income tax expense and the cumulative effect of changes in accounting principles.

                                                                            Year Ended December 31
                                                                   ---------------------------------------
 (in thousands)                                                      1994           1993            1992
----------------------------------------------------------------------------------------------------------
 Tax expense at statutory rates                                    $54,112        $59,065          $22,499
 Increase (decrease) in taxes resulting from:
   Tax-exempt interest                                              (2,214)        (2,413)          (2,815)
   State income taxes, net of Federal income tax benefit             4,945          4,004            3,174
   Federal income tax rate change adjustment of deferred
    taxes                                                            -             (1,783)             158
   Provision for audits in process                                   -              -                1,000
   Utilization of tax credits                                        -              -               (5,623)
   Other, net                                                          561          2,475            1,628
----------------------------------------------------------------------------------------------------------
 Actual tax expense from operations                                $57,404        $61,348          $20,021
==========================================================================================================





                                     99-22

         Effective January 1, 1993, the Corporation prospectively adopted SFAS No. 109, which required a change from the deferred method (an income statement approach) of accounting for income taxes under Accounting Principles Bulletin No. 11 to the asset and liability method of accounting for income taxes.
Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The cumulative effect of the adoption of SFAS No. 109 was a $12.8 million benefit. See Note 13.

         Heritage adopted SFAS No. 109 on a prospective basis for its fiscal year beginning July 1, 1993. This adoption resulted in an increase in the Corporation's deferred tax asset of $764 thousand, which is included in the adjustment for change in fiscal year of the pooled company in the accompanying supplemental consolidated statement of changes in shareholders' equity.

         SFAS No. 109 requires that the tax benefit of deductible temporary differences be recorded as an asset to the extent that management assesses the utilization of such temporary differences to be "more likely than not." In accordance with SFAS No. 109, the realization of tax benefits of deductible temporary differences depends on whether the Corporation has sufficient taxable income within the carryback and carryforward period permitted by the tax law to allow for utilization of the deductible amounts. As of January 1, 1993, the Corporation had net deductible temporary differences of $165.5 million. For state purposes, Tennessee law does not permit carrybacks and thus a valuation allowance was established for the portion of the net deductible temporary differences for which realization was uncertain. A valuation allowance of $3.9 million was established (as of January 1, 1993).

         The net change in the valuation allowance for 1994 was a decrease of $1.3 million. In 1993, the net change in the valuation allowance was a decrease of $2.6 million; consisting of an increase related to the adoption of SFAS No. 106 (accounting for postretirement benefits) of $1.1 million, an increase related to the adoption of SFAS 112 (accounting for postemployment benefits) of $.1 million, and a decrease of $3.8 million related to continuing operations.

         Accumulated deferred taxes aggregated net assets of $51.6 million at December 31, 1994 and $39.0 million at December 31, 1993, and are included in other assets on the supplemental consolidated balance sheets. Management believes that it is more likely than not that the deferred tax assets, net of the valuation allowance (if any), will be realized.





                                     99-23

The tax effects of temporary differences that give rise to the significant portions of deferred tax assets and deferred tax liabilities at December 31, 1994 and 1993, are as follows:

                                                                                      Year Ended December 31
                                                                                      ----------------------
 (in thousands)                                                                        1994         1993
------------------------------------------------------------------------------------------------------------
 Deferred tax assets
  Allowance for loan losses                                                           $48,028      $49,952
  Postretirement benefit obligation                                                     7,975        7,391
  Deferred directors' compensation                                                      2,398        2,170
  Deferred loan fees                                                                    1,645        2,229
  Unrealized loss on securities available for sale                                      8,694        -
  Other                                                                                 8,542        9,534
------------------------------------------------------------------------------------------------------------
   Total gross deferred tax assets                                                     77,282       71,276
   Less valuation allowance                                                             -           (1,346)
------------------------------------------------------------------------------------------------------------
   Net deferred tax assets, net of valuation allowance                                 77,282       69,930
------------------------------------------------------------------------------------------------------------
 Deferred tax liabilities
  Property, plant, and equipment                                                        5,369        6,319
  Direct lease financing                                                               13,931        5,000
  Unrealized gain on securities available for sale                                      -           14,039
  Core deposit intangibles                                                              2,402        2,475
  Other                                                                                 3,990        3,138
------------------------------------------------------------------------------------------------------------
   Total gross deferred tax liabilities                                                25,692       30,971
------------------------------------------------------------------------------------------------------------
   Net deferred tax assets                                                            $51,590      $38,959
============================================================================================================

         The tax effects of timing differences that give rise to significant portions of deferred tax expense (benefit) for the year ended December 31, 1992 are as follows:

                                                                                               Year Ended
 (in thousands)                                                                             December 31, 1992
-------------------------------------------------------------------------------------------------------------
 Provision for loan losses                                                                     $   (29)
 Leasing operations                                                                             (1,100)
 Accelerated depreciation                                                                       (1,793)
 Deferred loan fees                                                                             (1,342)
 Pension expense                                                                                   343
 Write-down on foreclosed properties                                                              (398)
 Accreted discount                                                                                 114
 Directors' deferred compensation                                                                 (111)
 Legal contingency                                                                                 133
 Charitable contributions                                                                           61
 Other, net                                                                                       (445)
-------------------------------------------------------------------------------------------------------------
 Total deferred income tax benefit available                                                    (4,567)
 Deferred tax assets recognized                                                                 (1,709)
-------------------------------------------------------------------------------------------------------------
   Total deferred income tax benefit                                                           $(6,276)
=============================================================================================================

         During 1994, the Corporation and the Internal Revenue Service (IRS) reached a settlement agreement related to the IRS's examination of the Corporation's 1989 and 1990 consolidated Federal income tax returns. Such settlement had no material impact on the Corporation's supplemental consolidated financial statements.





                                     99-24

NOTE 13:  CHANGES IN ACCOUNTING PRINCIPLES

         The cumulative effect of changes in accounting principles reflected in the 1993 supplemental consolidated income statement relates to the Corporation's 1993 adoption of Statements of Financial Accounting Standards
(SFAS), as follows:

                                                                                               Year Ended
 (in thousands)                                                                            December 31, 1993
 -----------------------------------------------------------------------------------------------------------
 SFAS No. 106 regarding postretirement benefits, net of tax                                     $(11,550)
 SFAS No. 109 regarding income taxes                                                              12,766
 SFAS No. 112 regarding postemployment benefits, net of tax                                       (1,300)
 -----------------------------------------------------------------------------------------------------------
 Total                                                                                          $    (84)
============================================================================================================

         SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," and No. 112, "Employers' Accounting for Postemployment Benefits," are discussed in note 10 (employee benefits), and SFAS No. 109, "Accounting for Income Taxes," is addressed in note 12 (income taxes). See note 4 for a discussion regarding the impact to the 1993 supplemental consolidated financial statements resulting from the December 31, 1993, adoption of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

NOTE 14:  COMMON STOCK

         In December 1994, the Board of Directors authorized the repurchase of up to 800,000 shares of the Corporation's common stock. It is anticipated that stock repurchases will be made in the open market or in privately negotiated transactions from time to time during 1995, subject to market conditions and regulatory guidelines. Following these purchases, the Corporation expects to continue to exceed all applicable regulatory capital requirements. It is anticipated that the repurchased shares will be used to fund the Corporation's various employee benefit plans and potential future acquisitions.

         On September 30, 1992, the Corporation completed an underwritten public offering of its common stock at $21.25 per share, resulting in the issuance of 2,012,500 shares. A $40.8 million addition to shareholders' equity in 1992 resulted from the offering.

         On March 30, 1992, Heritage Federal Bank for Savings converted from a mutual savings bank to a capital stock savings bank. It issued all of its outstanding capital stock to Heritage, a holding company for Heritage Federal Bank for Savings. Heritage consummated a public offering of 2,426,684 shares after stock splits (1,213,342 shares before stock splits) which generated net proceeds of $16.0 million after conversion costs of $1.1 million.

NOTE 15:  OFF-BALANCE-SHEET AND DERIVATIVE FINANCIAL INSTRUMENTS

         In the normal course of business, the Corporation is a party to financial transactions which have off-balance-sheet risk. Such transactions arise in meeting customers' financing needs and from the Corporation's activities in reducing its own exposure to fluctuations in interest rates. Off-balance-sheet items involving customers consist primarily of commitments to extend credit and letters of credit, which generally have fixed expiration dates. These





                                     99-25
instruments may involve, to varying degrees, elements of credit and interest rate risk. To evaluate credit risk, the Corporation uses the same credit policies in making commitments and conditional obligations on these instruments as it does for instruments reflected on the balance sheet. Collateral obtained, if any, varies but may include deposits held in financial institutions; U.S. Treasury securities or other marketable securities; income-producing commercial properties; accounts receivable; property, plant, and equipment; and inventory. The Corporation's exposure to credit risk under commitments to extend credit and letters of credit is the contractual (notional) amount of the instruments. Interest rate swap transactions and futures contracts may have credit and interest rate risk significantly less than the contractual amount.

COMMITMENTS

         Commitments to extend secured or unsecured credit are contractual agreements to lend money providing there is no violation of any condition. Commitments may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. At year-end 1994 and 1993, respectively, the Corporation had $1.9 billion and $1.3 billion of unfunded commitments to extend credit. Of these amounts, unfunded commitments for borrowers with loans on non-accrual status were $.5 million at December 31, 1994, and $5.3 million at December 31, 1993.

         Standby letters of credit are commitments issued by the Corporation to guarantee the performance of a customer to a third party. As of December 31, 1994 and 1993, the Corporation had standby letters of credit issued amounting to approximately $188.8 million and $135.4 million, respectively. The Corporation also had commercial letters of credit of $54.7 million and $56.3 million at December 31, 1994 and 1993, respectively. Commercial letters of credit are conditional commitments issued by the Corporation to facilitate trade for corporate customers. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

         The Corporation contracts to buy and sell foreign exchange in order to meet the financing needs of its customers and to hedge its own exposure against market risk. At December 31, 1994 and 1993, the Corporation had $26.2 million and $12.7 million, respectively, of foreign exchange forward contracts, which is the sum of customers' contracts with the Corporation and the Corporation's offsetting contracts to minimize its exposure.

DERIVATIVES

         The Corporation's principal objective in holding or issuing derivative financial instruments for purposes other than trading is the management of interest rate exposure arising out of nontrading assets and liabilities. The Corporation's earnings are subject to risk of interest rate fluctuations to the extent that interest-earning assets and interest-bearing liabilities mature or reprice at different times or in differing amounts. Asset/liability management activities are aimed at maximizing net interest income within liquidity, capital and interest rate risk constraints established by management. The Corporation's objective is that net income will not be impacted more than 5% from results simulated for the interest





                                     99-26
rate environment that the Corporation considers most likely, assuming that interest rates do not vary more than 150 basis points from the most likely scenario within the next 12 months.

         To achieve its risk management objective, the Corporation uses a combination of derivative financial instruments, particularly interest rate swaps and futures contracts. The instruments utilized are noted in the following table along with their notional amounts and fair values at year-end 1994 and 1993.

                                                                                            Weighted
                                                            Weighted Average Rate           Average
                       Related Variable Rate   Notional     ---------------------           Maturity        Fair
 (in thousands)           Asset/Liability       Amount       Paid        Received            Years          Value
------------------------------------------------------------------------------------------------------------------
 DECEMBER 31, 1994
  Interest rate
  swaps               Money market deposits  $  450,000      5.85%  (1)     5.71% (2)         1.7          $13,426
  Interest rate
  swaps               Long-term debt            200,000      7.11   (1)     6.06  (3)         1.8            2,477
  Interest rate
  swaps               Loans                     200,000      5.90   (3)     7.39  (1)         4.4           (4,273)
  Forward interest
  rate swaps          Money market deposits     650,000      7.81   (4)    N/A    (4)         1.9 (4)        5,946
  Basis swaps         Held to maturity
                      securities                200,000      5.72   (5)     5.56  (2)          .3              286
                                             ----------                                                    -------
                                             $1,700,000                                                    $17,862
==================================================================================================================
 DECEMBER 31, 1993
  Interest rate
  swaps               Money market deposits  $  900,000      4.49%  (1)     3.43% (2)         1.2          $(2,391)
  Basis swaps         Held to maturity          200,000      3.04   (5)     3.38  (2)         1.3             (615)
                      securities
  Futures contracts
  (6)                 Money market deposits     300,000            N/A           N/A          1.5 (6)           31
                                             ----------                                                    -------
                                             $1,400,000                                                    $(2,975)
==================================================================================================================

(1) Fixed rate.
(2) Variable rate which reprices quarterly based on 3-month LIBOR except for $25 million which reprices every 6 months based on 6-month LIBOR.
(3) Variable rate which reprices quarterly based on 3-month LIBOR.
(4) Forward swap periods begin in June 1995 for $200 million and December 1995 for $450 million. The rates to be paid are fixed and were set at the inception of the contracts. Variable rates are based on 3-month LIBOR but are currently unknown since they will not be established until the affected periods begin.
(5) Variable rate which reprices quarterly based on 5-year constant maturity Treasury rate less a constant spread.
(6) Represents $300 million short position of Eurodollar futures contracts which in aggregate simulated a $100 million 9-month interest rate swap.

         Notional amounts are key elements of derivative financial instrument agreements. However, notional amounts do not represent the amounts exchanged by the parties to derivatives and do not measure the Corporation's exposure to credit or market risks. The amounts exchanged are based on the notional amounts and the other terms of the underlying derivative agreements. The Corporation's credit exposure at the reporting date from derivative financial instruments is represented by the fair value of instruments with a positive fair value at that date and is presented above along with the notional amounts of the instruments. Credit risk disclosures, however, relate to accounting losses that would be recognized if counterparts failed completely to perform their obligations.

         The risk that counterparts to derivative financial instruments might default on their obligations is monitored on an ongoing basis. To manage the level of credit risk, the Corporation reviews the credit standing of its counterparts and enters into master netting agreements whenever possible, and when appropriate, obtains collateral. Master netting agreements incorporate rights of setoff that provide for the net settlement of subject contracts with the same counterparts in the event of default.





                                     99-27

         Interest rate swap contracts are primarily used to convert certain deposits and long-term debt to fixed interest rates or to convert certain groups of customer loans to fixed rates. The Corporation's net credit exposure with interest rate swap counterparts totalled $18.3 million at December 31, 1994, and $.5 million at December 31, 1993.

         The table below summarizes, by notional amounts, the activity for each major category of derivative financial instruments.

                                                            Forward
                                   Interest Rate Swaps       Swaps
                                 ----------------------   ------------                            Interest
                                     Pay       Receive        Pay                     Futures       Rate
 (in thousands)                     Fixed       Fixed        Fixed     Basis Swaps   Contracts     Floor
-----------------------------------------------------------------------------------------------------------
 Balance, December 31, 1992      $ 550,000    $   -          $   -        $   -       $   -       $ 200,000
    Additions                      450,000        -              -          200,000     400,000       -
    Maturities/terminations       (100,000)       -              -            -        (100,000)   (200,000)
-----------------------------------------------------------------------------------------------------------
 Balance, December 31, 1993        900,000        -              -          200,000     300,000       -
    Additions                      600,000      200,000        650,000        -         475,000       -
    Maturities/terminations       (850,000)       -              -            -        (775,000)      -
-----------------------------------------------------------------------------------------------------------
 Balance, December 31, 1994      $ 650,000    $ 200,000      $ 650,000    $ 200,000   $   -       $   -
===========================================================================================================

         The table below presents the deferred gains, included in other liabilities on the supplemental consolidated balance sheets, related to terminated derivative financial instruments at December 31, 1994 and 1993.


                                                                                   December 31,
                                                                           --------------------------------
 (in thousands)                                                               1994                 1993
 ----------------------------------------------------------------------------------------------------------
 Interest rate swaps                                                       $2,792            $   -
 Futures contracts                                                          3,369                  79
 ----------------------------------------------------------------------------------------------------------
    Total deferred gains                                                   $6,161   (1)      $     79    (2)
 ==========================================================================================================

(1) $4,645 will be amortized into income during 1995 and $1,516 will be amortized during 1996.
(2)  Amortized into income during 1994.

NOTE 16:  LEGAL AND REGULATORY MATTERS

         The extent to which dividends may be paid to the Corporation from its subsidiaries is governed by applicable laws and regulations. For the Corporation's national bank subsidiaries, the approval of the OCC is required if dividends declared in any year exceed net profits for that year (as defined under the National Bank Act) combined with the retained net profits of the two preceding years. In addition, a national bank may not pay a dividend, make any other capital distribution, or pay management fees if such payment would cause it to fail to satisfy certain minimum capital requirements. In accordance with the most restrictive of these restrictions, at December 31, 1994, FANB and FANBKY had $167.6 million and $1.3 million, respectively, available for distribution as dividends to the Corporation. For the trust company bank subsidiary, approximately $1.4 million was available for distribution as dividends to the Corporation as of December 31, 1994.

         The Corporation and seven other financial institutions are defendants in a class action lawsuit brought in the Circuit Court of Shelby County, Tennessee. The lawsuit alleges antitrust, unconscionability, usury, and contract claims arising out of the defendant's returned check charges. The asserted plaintiff class consists of depositors who have been





                                     99-28
charged returned check or overdraft fees. The plaintiffs are requesting compensatory and punitive damages of $25.0 million against each defendant. The antitrust, unconscionability, and usury claims were previously dismissed, and in December 1993, the Circuit Court granted the defendants' motion for summary judgment and dismissed the remaining claim. The plaintiffs have appealed. In addition, an antitrust lawsuit alleging a price fixing conspiracy has been filed by the plaintiffs against the Corporation and eight other financial institutions in the U.S. District Court for the Western District of Tennessee. In March 1994, the District Court granted the defendants' motion for summary judgment dismissing the action. The plaintiffs have also appealed in this lawsuit. Management believes these suits are without merit and, based upon information currently known and on advice of counsel, that they will not have a material adverse effect on the Corporation's consolidated financial statements.

         Also, there are from time to time other legal proceedings pending against the Corporation and its subsidiaries. In the opinion of management and counsel, liabilities, if any, arising from such proceedings presently pending would not have a material adverse effect on the consolidated financial statements of the Corporation.

NOTE 17:  FAIR VALUE OF FINANCIAL INSTRUMENTS

         Statement of Financial Accounting Standards (SFAS) No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments for both on- and off-balance- sheet assets and liabilities for which it is practicable to estimate fair value. The techniques used for this valuation are significantly affected by the assumptions used, including the amount and timing of future cash flows and the discount rate. Such estimates involve uncertainties and matters of judgment and therefore cannot be determined with precision. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets. Accordingly, the aggregate fair value amounts presented are not meant to represent the underlying value of the Corporation.





                                     99-29

                                                                           December 31
                                                   ---------------------------------------------------------
                                                               1994                           1993
                                                   -------------------------        ------------------------
                                                                   Estimated                       Estimated
                                                      Carrying       Fair            Carrying        Fair
 (in thousands)                                        Amount        Value            Amount         Value
 -----------------------------------------------------------------------------------------------------------
 Financial instruments (assets):
    Cash and short-term investments                $  517,771     $  517,771        $  517,317     $  517,317
    Securities held to maturity                     1,643,867      1,559,241           807,096        823,492
    Securities available for sale                     689,464        689,464         1,396,612      1,396,612
    Federal funds sold and securities purchased
      under agreement to resell                        28,134         28,134           153,860        153,860
    Trading account securities                          8,617          8,617            12,263         12,263
    Loans, net of unearned discount and net
      deferred loan fees                            5,171,966      4,964,536         4,669,571      4,632,121

 Financial instruments (liabilities):
    Non-interest bearing deposits                  $1,252,136     $1,252,136        $1,240,543     $1,240,543
    Interest bearing deposits                       5,055,643      4,927,289         4,910,008      4,922,732
 ------------------------------------------------------------------------------------------------------------
      Total deposits                                6,307,779      6,179,425         6,150,551      6,163,275
    Short-term borrowings                             929,840        929,840           756,763        756,763
    Long-term debt                                    271,473        264,466            77,053         77,766
 ============================================================================================================

         The estimated fair values for the Corporation's off-balance-sheet financial instruments are summarized as follows:

                                                                           December 31
                                                   ----------------------------------------------------------
                                                               1994                           1993
                                                   -------------------------       --------------------------
                                                    Contractual   Estimated        Contractual     Estimated
                                                    or Notional     Fair           or Notional        Fair
 (in thousands)                                       Amount        Value            Amount           Value
 ------------------------------------------------------------------------------------------------------------
 Commitments to extend credit                      $1,888,789     $    2,501        $1,349,044     $    2,608
 Standby letters of credit                            188,833            953           135,402            718
 Commercial letters of credit                          54,706            141            56,282            142
 Interest rate swaps                                  850,000         11,630           900,000         (2,391)
 Forward interest rate swaps                          650,000          5,946             -              -
 Basis swaps                                          200,000            286           200,000           (615)
 Futures contracts                                      -              -               300,000             31
 ============================================================================================================

The following methods and assumptions were used in estimating the fair value disclosures for financial instruments.

    Cash and short-term investments -- The carrying amounts reported in the balance sheet approximate fair values since such instruments mature within 90 days or less and present no anticipated credit concerns.

    Securities held to maturity, securities available for sale, and trading account securities -- Fair values are based on quoted market prices or dealer quotes. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

    Loans -- For variable loans that reprice frequently, fair values are based on carrying values. The fair values for certain homogeneous categories of loans, such as residential mortgages, are estimated using quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair values for other performing loans are estimated by discounting estimated future cash flows using the current rates at which similar loans would be made to borrowers with similar credit risk and for similar maturities. Included within financial assets are certain nonperforming assets, consisting primarily of nonperforming loans, the fair values of which are based principally on the lower of the amount due from customers or the fair value of the loans' collateral, which is the amount the Corporation could reasonably expect to receive in a current sale between a willing buyer and seller other than in a forced or liquidation sale.

    Deposits -- The fair value of deposits with no stated maturity, such as demand deposits, NOW accounts, money market accounts, and regular savings accounts, is equal to the amount payable on demand at the reporting date. The fair value of certificates of deposits and other fixed maturity time deposits is estimated using the rates currently offered for deposits of similar remaining maturities. Any foreign deposits are valued at the carrying value due to the frequency with which rates for such deposits are adjusted to a market rate.





                                     99-30

    Short-term borrowings -- Fair value is estimated to equal the carrying amount since these instruments have a relatively short maturity.

    Long-term debt -- Rates for long-term debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

    Off-balance-sheet instruments -- The fair value of commitments to extend credit is based on unamortized deferred loan fees and costs. For letters of credit, fair value is estimated using fees currently charged to enter into similar agreements with similar maturities. The fair value of the Corporation's outstanding futures contracts is based on quoted market prices, and the estimated fair value of interest rate swaps is based on estimated costs to settle the obligations with the counterparts at the reporting date.


NOTE 18:  SUPPLEMENTAL PARENT COMPANY FINANCIAL INFORMATION

          Supplemental Condensed financial information for First American Corporation (Parent Company only) was as follows:

SUPPLEMENTAL CONDENSED BALANCE SHEETS

                                                                                         December 31
                                                                                  -------------------------
 (in thousands)                                                                     1994            1993
-----------------------------------------------------------------------------------------------------------
 Assets
   Cash                                                                           $  2,476         $    327
   Securities held to maturity                                                        -                 174
   Securities available for sale                                                       540            -
   Short-term investments with subsidiary                                           71,466           70,067
   Investment in subsidiaries, at cost adjusted for equity in earnings and
    net unrealized gains (losses) on securities available for sale                 620,068          595,188
   Other assets                                                                      7,310            7,187
-----------------------------------------------------------------------------------------------------------
    Total assets                                                                  $701,860         $672,943
===========================================================================================================
 Liabilities and shareholders' equity
   Long-term debt                                                                 $ 50,515         $ 64,349
   Other liabilities                                                                 2,930            4,290
-----------------------------------------------------------------------------------------------------------
    Total liabilities                                                               53,445           68,639
-----------------------------------------------------------------------------------------------------------
   Preferred stock, without par value                                                -                -
   Common stock, $5 par value                                                      143,625          139,574
   Capital surplus                                                                 130,933          128,195
   Retained earnings                                                               390,380          317,390
   Deferred compensation on restricted stock                                        (2,161)          (1,851)
   Employee stock ownership plan obligation                                           (781)          (1,053)
-----------------------------------------------------------------------------------------------------------
    Realized shareholders' equity                                                  661,996          582,255
   Net unrealized gains (losses) on securities available for sale, net of
   tax                                                                             (13,581)          22,049
-----------------------------------------------------------------------------------------------------------
    Total shareholders' equity                                                     648,415          604,304
-----------------------------------------------------------------------------------------------------------
    Total liabilities and shareholders' equity                                    $701,860         $672,943
===========================================================================================================





                                     99-31

SUPPLEMENTAL CONDENSED INCOME STATEMENTS

                                                                            Year Ended December 31
                                                                  ----------------------------------------
 (in thousands)                                                      1994           1993            1992
----------------------------------------------------------------------------------------------------------
 Income
   Dividends from subsidiaries:
    Banks                                                         $ 44,037       $ 11,763         $  4,481
    Trust Company                                                    2,918          2,491              750
   Fees from subsidiaries                                            2,714          -                  866
   Interest from subsidiaries                                        2,102          1,359              912
   Interest on time deposits with other banks and other
    income                                                             262          1,131              311
----------------------------------------------------------------------------------------------------------
      Total income                                                  52,033         16,744            7,320
----------------------------------------------------------------------------------------------------------
 Expenses
   Interest expense on long-term debt                                3,595          3,751            1,191
   Other expenses                                                    4,270          2,100            1,072
----------------------------------------------------------------------------------------------------------
      Total expenses                                                 7,865          5,851            2,263
----------------------------------------------------------------------------------------------------------
 Income before income taxes and cumulative effect of changes
   in accounting principles                                         44,168         10,893            5,057
 Reduction to consolidated income taxes arising from parent
   company loss                                                      1,058          1,295               60
----------------------------------------------------------------------------------------------------------
 Income before equity in undistributed earnings (loss) of
   subsidiaries and cumulative effect of changes in accounting
   principles                                                       45,226         12,188            5,117
----------------------------------------------------------------------------------------------------------
 Equity in undistributed earnings (loss) of subsidiaries
    before cumulative effect of changes in
    accounting principles:
    Banks                                                           52,094         95,369           36,607
    Trust Company                                                     (118)          (148)           1,693
----------------------------------------------------------------------------------------------------------
      Total equity in undistributed earnings of subsidiaries        51,976         95,221           38,300
----------------------------------------------------------------------------------------------------------
 Net income before cumulative effect of changes in accounting
   principles                                                       97,202        107,409           43,417
 Cumulative effect of changes in accounting principles, net
   of tax                                                            -                (84)           -
----------------------------------------------------------------------------------------------------------
 Net income                                                       $ 97,202       $107,325         $ 43,417
==========================================================================================================





                                     99-32

SUPPLEMENTAL CONDENSED STATEMENTS OF CASH FLOWS

                                                                            Year Ended December 31
                                                                  ----------------------------------------
 (in thousands)                                                      1994           1993            1992
----------------------------------------------------------------------------------------------------------
 OPERATING ACTIVITIES
   Net income                                                     $ 97,202       $107,325          $43,417
   Adjustments to reconcile net income to net cash provided
    by operating activities:
      Undistributed income of subsidiaries                         (51,976)       (95,221)         (38,300)
      Cumulative effect of changes in accounting principles,
        net of tax                                                   -                 84            -
      Amortization                                                      32            735            -
      Deferred income tax expense                                      284             44              219
      Change in assets and liabilities:
        Increase (decrease) in accrued interest payable                (56)           724              (16)
        (Increase) decrease in other assets                            662           (500)           1,633
        Increase (decrease) in other liabilities                    (1,656)         1,416           (2,417)
----------------------------------------------------------------------------------------------------------
   Net cash provided by operating activities                        44,492         14,607            4,536
----------------------------------------------------------------------------------------------------------
 INVESTING ACTIVITIES
   Net increase in short-term securities with subsidiary            (1,399)       (19,128)         (30,268)
   Proceeds from maturity of securities held to maturity               174         50,070               85
   Purchases of securities held to maturity                          -            (50,691)           -
   Purchases of securities available for sale                         (540)         -                -
   Acquisitions                                                     (6,476)       (27,500)           -
   Capital contributions to bank subsidiary                          -             (5,925)         (30,888)
----------------------------------------------------------------------------------------------------------
   Net cash used in investing activities                            (8,241)       (53,174)         (61,071)
----------------------------------------------------------------------------------------------------------
 FINANCING ACTIVITIES
   Proceeds from issuance of long-term debt                          -             49,680            -
   Repayment of long-term debt                                     (13,593)        (1,501)           -
   Issuance of common shares:
    Public stock offering                                            -              -               56,849
    Employee benefit and dividend reinvestment plans                 1,988          4,795            4,787
   Cash dividends paid                                             (24,097)       (14,282)          (4,939)
----------------------------------------------------------------------------------------------------------
   Net cash provided by (used in) financing activities             (35,702)        38,692           56,697
----------------------------------------------------------------------------------------------------------
 Increase in cash                                                      549            125              162
 Net increase in cash of Heritage for the period July 1, 1993
   to December 31, 1993                                              1,600          -                -
 Cash, beginning of period                                             327            202               40
----------------------------------------------------------------------------------------------------------
 Cash, end of period                                             $   2,476      $     327         $    202
==========================================================================================================
 Cash paid during the year for:
   Interest expense                                              $   3,651      $   3,027         $  1,207
   Income taxes                                                     51,373         43,363           16,466
----------------------------------------------------------------------------------------------------------





                                     99-33

                          Independent Auditors' Report



The Board of Directors and Shareholders
First American Corporation:

  We have audited the accompanying supplemental consolidated balance sheets of First American Corporation and subsidiaries as of December 31, 1994 and 1993, and the related supplemental consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994. These supplemental consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  The supplemental consolidated financial statements give retroactive effect to the merger of First American Corporation and Heritage Federal Bancshares, Inc. on November 1, 1995, which has been accounted for as a pooling of interests as described in Note 2 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of First American Corporation and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

  In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of First American Corporation and subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1994, in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination.

  As discussed in note 13 to the supplemental consolidated financial statements, the Corporation adopted in 1993 the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 109, Accounting for Income Taxes; No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions; No. 112, Employers' Accounting for Postemployment Benefits; and No. 115, Accounting for Certain Investments in Debt and Equity Securities.



                                             /s/ KPMG Peat Marwick LLP
                                             ----------------------------------
                                             KPMG Peat Marwick LLP

Nashville, Tennessee
December 4, 1995





                                    99-34